SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):      August 2, 2011

Coach, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-16153	52-2242751
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
516 West 34th Street, New York, NY 10001
(Address of principal executive offices) (Zip Code)

(212) 594-1850
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02: Results of Operations and Financial Condition.

On August 2, 2011, Coach, Inc. (the “Company”) issued a press release (the “Press Release”) in which the Company announced its financial results for its fiscal quarter and year ended July 2, 2011.  All information in the Press Release is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

The attached press release includes the following Non-GAAP financial information:

  Percentage changes in sales, net income, earnings per share, operating income, direct-to-consumer sales, North American same store sales, Coach Japan sales, and indirect sales, from the same periods in the prior fiscal quarter and year have been presented both including and excluding the effect of the 14th and 53rd weeks of the fiscal 2010 fourth quarter and year, respectively, as well as certain items which affect the comparability of our results.
  Percentage increases/decreases in sales for Coach Japan have been presented both including and excluding currency fluctuation effects from translating foreign-denominated sales into U.S. dollars and compared to the same period in the prior fiscal year.

The Company believes that it is appropriate to present this supplemental information, for the following reasons:

  Presenting the metrics listed in the first bulleted paragraph above both including and excluding the impact of an additional week of operating results in the prior fiscal quarter and year as well as certain items which affect the comparability of our results, will help investors and analysts to understand the year-over-year improvements in these metrics from continuing operations.
  Presenting Coach Japan sales increases/decreases including and excluding currency fluctuation effects will help investors and analysts to understand the effect on this valuable performance measure of significant year-over-year currency fluctuations.

Item 9.01:  Financial Statements and Exhibits.

(c)  Exhibits.  The following exhibit is being furnished herewith:

99.1                Text of Press Release, dated August 2, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	August 2, 2011

COACH, INC.

		By:	/s/ Todd Kahn
Todd Kahn
Senior Vice President, General Counsel
and Secretary

EXHIBIT INDEX

99.1	Text of Press Release, dated August 2, 2011